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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

              Current report pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 23, 2002

                     NORTH AMERICAN TECHNOLOGIES GROUP, INC.
               (Exact name of registrant as specified in charter)

     Delaware                      0-16217                    33-041789
  (State or other                (Commission                (IRS Employer
  jurisdiction of               File Number)             Identification No.)
  incorporation)


                   14315 West Hardy Road, Houston, Texas 7060
                    (Address of principal executive offices)


                                 (281) 847-0029
              (Registrant's telephone number, including area code)

Item 5.  Other Events.


On October 23, 2002, North American Technologies Group, Inc. (the "Company") filed a lawsuit against two of its directors, Bank of America Corporation, and two of Bank of America Corporation's affiliates in North American Technologies Group, Inc. v Douglas C. Williamson, Travis Hain, Bank of America Capital Investors a d/b/a of BA Capital Company, L.P., BA SBIC Management, L.L.C., and Bank of America Corporation, in the 333rd Judicial District Court of Harris County, Texas, No. 2002-54476. The Company seeks to recover actual and punitive damages from the defendants as a result of their breaches of fiduciary duty to the Company. Messrs. Williamson and Hain are members of the board of directors of the Company, serving as designees of the Bank of America Capital Investors, which is an investor in the Company. The Company believes that the defendants afforded significant financial support to a competitor of the Company. Although Messrs. Williamson and Hain, as directors, were receiving confidential information about the Company, including details regarding potential negotiations between the Company and its competitor, neither of them disclosed to the Company that the defendants were involved in active negotiations with the Company's competitor. As a result of the defendants' arrangement with the


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competitor, the competitor was strengthened and the Company was injured. The
Company intends to vigorously pursue the suit. Discovery is not yet underway.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                                   /s/ Henry W. Sullivan
                                   ----------------------------------------
                                   Henry W. Sullivan, President and CEO

Dated: November 12, 2002


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